EXHIBIT 21.01

                          ACTIVE SUBSIDIARIES OF TRICON
                             AS OF OCTOBER 6, 1997(1)

                                                                 Percentage of
                                                               Voting Securities          State or
                                                                    Owned By             Country of
Name of Subsidiary                                             Tricon        Parent     Incorporation
-----------------------------------------------                ------        ------     -------------

A & M Food Services, Inc.                                        100                      Nevada
  El KrAm, Inc.                                                               100         Iowa
  Pizza Huts of the Northwest, Inc.                                           100         Minnesota
Kentucky Fried Chicken of California, Inc.                       100                      Delaware
  Tricon Global Restaurants (Canada), Ltd.                                    100         Canada
    KFCC/PepsiCo Holdings Ltd.                                                100         Canada
    KFC Management Ltd.                                                        50         Singapore (2)
    Internaticional Restaurants do Brasil Ltda.                               100         Brazil
    Prestige Holdings Ltd.                                                    100         Trinidad
  Restaurant Holdings Ltd.                                                    100         Unitied Kingdom
    Kentucky Fried Chicken (Great Britain) Limited                            100         United Kingdom
    Pizza Hut (U.K.) Ltd.                                                      50         United Kingdom(3)
    Pizza Hut International (UK) Ltd.                                         100         United Kingdom
  KFC International (Thailand) Ltd.                                           100         Thailand
  Corporativo International S.A. de C.V.                                      100         Mexico
    Kentucky Fried Chicken de Mexico, S.A. de C.V.                            100         Mexico
  Kentucky Fried Chicken Caribbean Holdings, Inc.                             100         Delaware
    Kentucky Fried Chicken Corporate Holdings, Ltd.                            92         Delaware (4)
      KFC France SAS                                                          100         France
      Kentucky Fried Chicken Japan Ltd.                                        31         Japan (5)
      Kentucky Fried Chicken International Holdings, Inc.                     100         Delaware
        Kentucky Fried Chicken Espana, S.L.                                   100         Spain
        Kentucky Fried Chicken Global II B.V.                                 100         Netherlands
           PepsiCo Restaurants International Ltd. & Co. K.G.                  100         Germany
        PepsiCo Eurasia Limited                                               100         Delaware
        Kentucky Fried Chicken Worldwide B.V.                                 100         Netherlands
         PepsiCo Holdings, B.V.                                               100         Netherlands
         PepsiCo Restaurants International (Taiwan) Co. Ltd.                  100         Taiwan
         Pizza Gida Isletmeleri A.S.                                          100         Turkey
         Pizza Hut Korea Co., Ltd.                                            100         Korea
         PepsiCo (Southern Africa) Pty. Ltd.                                  100         South Africa
        Kentucky Fried Chicken Global B.V.                                    100         Netherlands
         PepsiCo Poland sp.zo.o.                                              100         Poland
         PepsiCo Restaurants International S.A.                               100         Spain
         Global Restaurants Inc.                                              100         Mauritius
           PepsiCo Restaurants International (India) Pvt. Ltd.                100         India
         Pizza Belgium B.V.B.A.                                               100         Belgium
        Kentucky Fried Chicken Singapore Holdings Pte. Ltd.                   100         Singapore
         Pizza Hut Singapore Pte. Ltd.                                        100         Singapore
        PCNZ Ltd.                                                             100         Mauritius
         PCNZ Investments Ltd.                                                100         Mauritius
           PepsiCo Finance B.V.                                               100         Netherlands
  Kentucky Fried Chicken of Southern California, Inc.                         100         California
PepsiCo Restaurant Services Group, Inc.                          100                      Delaware
Pizza Hut, Inc.                                                  100                      California
  PepsiCo Australia Pty., Ltd.                                                 60         Australia (6)
    Kentucky Fried Chicken Pty. Ltd.                                          100         Australia
  Pizza Hut of America, Inc.                                                  100         Delaware
Pizza Management, Inc.                                           100                      Texas
NKFC, Inc.                                                       100                      Delaware
     QSR, Inc.                                                   100                      Delaware
       KFC Enterprises, Inc.                                                  100         Delaware
         Kentucky Fried Chicken Corporation                                   100         Delaware
           KFC Corporation                                                    100         Delaware
               KFC National Management Company                                100         Delaware
Taco Bell Corp.                                                  100                      California
  Calny, Inc.                                                                 100         Delaware
  Taco Bell of California, Inc                                     .          100         California
  Taco Bell Royalty Company                                                   100         California
    Taco Caliente, Inc.                                                       100         Arizona
    Taco Del Sur, Inc.                                                        100         Georgia
    Tenga Taco, Inc.                                                          100         Florida
  Taco Enterprises, Inc.                                                      100         Michigan
  TBLD Corp.                                                                  100         California
Upper Midwest Pizza Hut, Inc.                                    100                      Delaware
Von Karman Leasing Corp.                                         100                      Delaware

_____________

Notes:

     (1) This Schedule lists the entities that are expected to be active subsidiaries of TRICON as of October 6, 1997 based upon the reorganization transactions that are in progress. Omitted from the above list are approximately 73 insignificant or inactive subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The list also excludes approximately 77 subsidiaries of Pizza Hut, Inc., most of which operate restaurants in the U.S., and approximately 33 subsidiaries of Kentucky Fried Chicken Corporation and Kentucky Fried Chicken of California, Inc., most of which operate restaurants outside the U.S.

     (2) Kentucky Fried Chicken Singapore Holdings Pte. Ltd. owns 50% of this subsidiary.

     (3)  An outside shareholder owns 50% of this subsidiary.

     (4)  Kentucky Fried Chicken Corporation owns 8% of this subsidiary.

     (5)  Outside shareholders owns 69% of this subsidiary.

     (6) Each of the following companies (on insignificant list) owns the percentage listed of this subsidiary: PepsiCo Capital Ptd. Limited 10%, PepsiCo Australia Finance Pte. Ltd. 15%, and Pizza Hut Australia Finance Pte. Ltd. 15%.